Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended December 31, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$696	$1,036	$1,078	$422	$68	$(1)	$(54)	$3,245

Cost of Sales and Other Operating Expenses	519	869	701	334	62	8	(1)	2,492

Litigation Expense	-	1	2	8	1	1	-	13

Depreciation & Amortization	72	67	6	12	3	-	6	166

Gains on Sale of Assets	-	(1)	-	-	-	-	(1)	(2)

Impairment Losses	-	-	-	-	-	-	6	6

Operating Income (Loss)	105	100	369	68	2	(10)	(64)	570

Other Income (Expense), Net	(7)	-	-	1	(1)	-	13	6

Income (Loss) before Interest & Taxes (1)	98	100	369	69	1	(10)	(51)	576

Net Interest Expense (Income) (2)	17	11	14	(11)	(2)	(3)	19	45

Income Tax Expense (Benefit)	26	34	125	27	20	-	(52)	180

Equity in Losses of Certain Unconsolidated Subsidiaries	-	-	(16)	-	(206)	-	-	(222)

Discontinued Operations	-	-	-	-	-	-	(4)	(4)

Net Income (Loss)	$55	$55	$214	$53	$(223)	$(7)	$(22)	$125

Three Months Ended December 31, 2005

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$751	$1,526	$1,029	$610	$90	$-	$(74)	$3,932

Cost of Sales and Other Operating Expenses	543	1,348	678	414	88	12	(28)	3,055

Litigation Expense	8	11	(7)	25	1	1	171	210

Depreciation & Amortization	67	66	7	11	3	-	6	160

Gains on Sale of Assets	-	-	(8)	-	-	-	-	(8)

Impairment Losses	2	-	-	66	-	-	3	71

Operating Income (Loss)	131	101	359	94	(2)	(13)	(226)	444

Other Income (Expense), Net	10	(1)	1	12	4	1	-	27

Income (Loss) before Interest & Taxes (1)	141	100	360	106	2	(12)	(226)	471

Net Interest Expense (2)	19	10	15	7	-	1	19	71

Income Tax Expense (Benefit)	50	42	101	41	(1)	(3)	(174)	56

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	13	-	-	13

Discontinued Operations	-	-	-	-	-	-	(2)	(2)

Net Income (Loss)	$72	$48	$244	$58	$16	$(10)	$(73)	$355

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited) (Continued)

Income Statement Data by Business Unit

Year Ended December 31, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$2,785	$4,181	$3,256	$1,454	$295	$(22)	$(188)	$11,761

Cost of Sales and Other Operating Expenses	2,015	3,482	2,338	1,120	272	37	(9)	9,255

Litigation Expense	3	(2)	10	38	4	1	2	56

Depreciation & Amortization	291	267	25	46	12	-	16	657

Losses (Gains) on Sale of Assets, Net	(1)	(5)	7	-	-	-	(2)	(1)

Impairment Losses	-	-	-	-	-	-	9	9

Operating Income (Loss)	477	439	876	250	7	(60)	(204)	1,785

Other Income (Expense), Net	8	(1)	-	355	2	-	17	381

Income (Loss) before Interest & Taxes (1)	485	438	876	605	9	(60)	(187)	2,166

Net Interest Expense (Income) (2)	96	42	62	(13)	(4)	-	69	252

Income Tax Expense (Benefit)	152	173	294	243	12	(18)	(215)	641

Equity in Losses of Certain Unconsolidated Subsidiaries	-	-	(16)	-	(166)	-	-	(182)

Discontinued Operations	-	-	-	-	-	-	315	315

Net Income (Loss)	$237	$223	$504	$375	$(165)	$(42)	$274	$1,406

Year Ended December 31, 2005

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$2,512	$4,617	$2,724	$1,708	$317	$-	$(366)	$11,512

Cost of Sales and Other Operating Expenses	1,802	3,905	2,077	1,312	297	35	(155)	9,273

Litigation Expense	52	99	38	43	2	1	316	551

Depreciation & Amortization	264	264	28	39	12	-	19	626

Gains on Sale of Assets	(1)	-	(106)	-	(4)	-	(1)	(112)

Impairment Losses	2	2	-	66	6	-	9	85

Operating Income (Loss)	393	347	687	248	4	(36)	(554)	1,089

Other Income (Expense), Net	14	(2)	-	27	7	1	4	51

Income (Loss) before Interest & Taxes (1)	407	345	687	275	11	(35)	(550)	1,140

Net Interest Expense (Income) (2)	56	37	35	23	(1)	2	96	248

Income Tax Expense (Benefit)	89	97	192	103	3	(12)	(438)	34

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	55	-	-	55

Discontinued Operations	-	-	-	-	-	-	7	7

Net Income (Loss)	$262	$211	$460	$149	$64	$(25)	$(201)	$920

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.